EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-196060) of New Residential Investment Corp. of our report dated February 16, 2016 relating to the combined financial statements of SpringCastle America, LLC, SpringCastle Credit, LLC, SpringCastle Finance, LLC and SpringCastle Acquisition, LLC, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 25, 2016